Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of Bamboo Insurance Services, Inc. of our report dated April 7, 2026 relating to the financial statements of Bamboo Ide8 Insurance Services, LLC and its subsidiaries (Predecessor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 14, 2026
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